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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We have issued our report dated January 31, 2003 (except for Note 17 to the financial statements, as to which the date is March 21, 2003), accompanying the consolidated financial statements included in the Annual Report of Famous Dave's of America, Inc. on Form 10-K for the year ended December 29, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Famous Dave's of America, Inc. on Forms S-3 (File No.'s 333-86358, 333-48492, 333-95311, 333-54562, 333-65428 & 333-73504) and
Forms S-8 (File No.'s 333-88928, 333-88930, 333-88932, 333-16299, 333-49939 &
333-49965).

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
March 28, 2003